UNITED STATES COMMODITY FUNDS LLC
General Partner of the United States Heating Oil Fund, LP

March 30, 2010

Dear United States Heating Oil Fund, LP Investor,

Enclosed with this letter is your copy of the 2009 financial statements for the United States Heating Oil Fund, LP (ticker symbol “UHN”). We have mailed this statement to all investors in UHN who held shares as of December 31, 2009 to satisfy our annual reporting requirement under federal commodities laws.  In addition, we have enclosed a copy of the current UHN Privacy Policy.  Additional information concerning UHN's 2009 results may be found by referring to the Annual Report on Form 10-K (“Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to UHN’s own website at www.unitedstatesheatingoilfund.com. You may also call UHN at 1-800-920-0259 to speak to a representative and request additional material, including a current UHN Prospectus.

United States Commodity Funds LLC is the general partner of UHN. United States Commodity Funds LLC is also the general partner and manager of several other commodity based exchange traded security funds that are structured like UHN. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)
United States Natural Gas Fund, LP	(ticker symbol: UNG)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Short Oil Fund, LP	(ticker symbol: DNO)
United States 12 Month Natural Gas Fund, LP	(ticker symbol: UNL)

Information about these other funds is contained within the Annual Report as well as in the current UHN Prospectus. Investors in UHN who wish to receive additional information about these other funds may do so by going to their respective websites.* The websites may be found at:

www.unitedstatesoilfund.com
www.unitedstatesnaturalgasfund.com
www.unitedstates12monthoilfund.com
www.unitedstatesgasolinefund.com
www.unitedstatesshortoilfund.com
www.unitedstates12monthnaturalgasfund.com

You may also call United States Commodity Funds LLC at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UHN.

Regards,

/s/ Nicholas Gerber
Nicholas Gerber
President and CEO
United States Commodity Funds LLC

* This letter is not an offer to buy or sell securities. Investment in any of these other funds is only made by prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

PRIVACY POLICY
UNITED STATES COMMODITY FUNDS LLC

This privacy policy explains the policies of United States Commodity Funds LLC (the “General Partner”), a commodity pool operator registered with the Commodity Futures Trading Commission, and each commodity pool for which it serves as the general partner, including the United States Oil Fund, LP, United States 12 Month Oil Fund, LP, United States Natural Gas Fund, LP, United States Heating Oil Fund, LP, United States Gasoline Fund, LP, United States 12 Month Natural Gas Fund, LP, United States Short Oil Fund, LP, United States Brent Oil Fund, LP and United States Short Natural Gas Fund, LP (collectively, the “Funds”), relating to the collection, maintenance and use of nonpublic personal information about the Funds’ investors, as required under Federal legislation.  This privacy policy applies to the nonpublic personal information of investors who are individuals and who obtain financial products or services primarily for personal, family or household purposes.

Collection of Investor Information

Units of the Funds are registered in the name of Cede & Co., as nominee for the Depository Trust Company.  However, the General Partner may collect or have access to personal information about Fund investors for certain purposes relating to the operation of the Funds, including for the distribution of certain required tax reports to investors.  This information may include information received from investors and information about investors’ holdings and transactions in units of the Funds.

Disclosure of Nonpublic Personal Information

The General Partner does not sell or rent investor information.  The General Partner does not disclose nonpublic personal information about Fund investors, except as required by law or as described below.  Specifically, the General Partner may share nonpublic personal information in the following situations:

·
To service providers in connection with the administration and servicing of the Funds, which may include attorneys, accountants, auditors and other professionals.  The General Partner may also share information in connection with the servicing or processing of Fund transactions.

·	To respond to subpoenas, court orders, judicial process or regulatory authorities;

·	To protect against fraud, unauthorized transactions (such as money laundering), claims or other liabilities; and

·	Upon consent of an investor to release such information, including authorization to disclose such information to persons acting in a fiduciary or representative capacity on behalf of the investor.

Fund investors have no right to opt out of the General Partner’s disclosure of non-public personal information under the circumstances described above.

Protection of Investor Information

The General Partner holds Fund investor information in the strictest confidence.  Accordingly, the General Partner’s policy is to require that all employees, financial professionals and companies providing services on its behalf keep client information confidential.

The General Partner maintains safeguards that comply with federal standards to protect investor information.  The General Partner restricts access to the personal and account information of investors to those employees who need to know that information in the course of their job responsibilities.  Third parties with whom the General Partner shares investor information must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such information physically, electronically and procedurally.

The General Partner’s privacy policy applies to both current and former investors.  The General Partner will only disclose nonpublic personal information about a former investor to the same extent as for a current investor.

Changes to Privacy Policy

The General Partner may make changes to its privacy policy in the future.  The General Partner will not make any change affecting Fund investors without first sending investors a revised privacy policy describing the change.  In any case, the General Partner will send Fund investors a current privacy policy at least once a year as long as they continue to be Fund investors.

UNITED STATES HEATING OIL FUND, LP
A Delaware Limited Partnership

FINANCIAL STATEMENTS

For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Unitholders of the United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007 is accurate and complete.

By: /s/ Nicholas Gerber
Nicholas Gerber
United States Heating Oil Fund, LP
President & CEO of United States Commodity Funds LLC
(General Partner of the United States Heating Oil Fund, LP)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of
United States Heating Oil Fund, LP

We have audited the accompanying statements of financial condition of United States Heating Oil Fund, LP, (the “Fund”) as of December 31, 2009 and 2008, including the schedule of investments as of December 31, 2009 and 2008, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United States Heating Oil Fund, LP as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Greenwood Village, Colorado
March 30, 2010

United States Heating Oil Fund, LP
Statements of Financial Condition
At December 31, 2008 and 2009

	2009	2008
Assets
Cash and cash equivalents	$13,521,796	$2,930,413
Equity in UBS Securities LLC trading accounts:
Cash	1,756,727	1,541,092
Unrealized gain (loss) on open commodity futures contracts	1,088,212	(69,250)
Receivable from General Partner	211,527	87,698
Interest receivable	658	1,125
Other assets	181,699	-

Total assets	$16,760,619	$4,491,078

Liabilities and Partners' Capital
General Partner management fees payable (Note 3)	$8,010	$1,578
Professional fees payable	225,750	100,794
Brokerage commission fees payable	675	245
Other liabilities	1,089	563

Total liabilities	235,524	103,180

Commitments and Contingencies (Notes 3, 4 and 5)

Partners' Capital
General Partner	-	-
Limited Partners	16,525,095	4,387,898
Total Partners' Capital	16,525,095	4,387,898

Total liabilities and partners' capital	$16,760,619	$4,491,078

Limited Partners' units outstanding	600,000	200,000
Net asset value per unit	$27.54	$21.94
Market value per unit	$27.61	$21.59

See accompanying notes to financial statements.

United States Heating Oil Fund, LP
Schedule of Investments
At December 31, 2009

	Number of	Gain on Open Commodity	% of Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Heating Oil Futures HO contracts, expire February 2010	186	$1,088,212	6.59

	Principal Amount	Market Value
Cash Equivalents
United States - Money Market Funds
Fidelity Institutional Government Portfolio - Class I	$6,503,621	$6,503,621	39.35
Goldman Sachs Financial Square Funds - Government Fund - Class SL	5,294,088	5,294,088	32.04
Total Cash Equivalents		$11,797,709	71.39

United States Heating Oil Fund, LP
Schedule of Investments
At December 31, 2008

		Loss on Open	% of
	Number of	Commodity	Partners'
	Contracts	Contracts	Capital
Open Futures Contracts - Long
United States Contracts
NYMEX Heating Oil Futures HO contracts, expire February 2009	72	$(69,250)	(1.58)

	Principal Amount	Market Value
Cash Equivalents
United States - Money Market Fund
Goldman Sachs Financial Square Funds - Government Fund - Class SL	$2,085,667	$2,085,667	47.53
Total Cash Equivalents		$2,085,667	47.53

See accompanying notes to financial statements.

United States Heating Oil Fund, LP
Statements of Operations
For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007

			Period from
	Year ended	Year ended	April 13, 2007 to
	December 31, 2009	December 31, 2008	December 31, 2007
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed positions	$855,423	$(5,497,804)	$-
Change in unrealized gain (loss) on open positions	1,157,462	(69,250)	-
Interest income	12,180	149,216	-
Other income	3,000	5,000	-

Total income (loss)	2,028,065	(5,412,838)	-

Expenses
General Partner management fees (Note 3)	56,890	52,791	-
Professional reporting fees	225,750	100,794	-
Brokerage commission fees	10,718	7,700	-
Other expenses	3,165	4,195	-

Total expenses	296,523	165,480	-

Expense waiver (Note 3)	(211,527)	(87,698)	-

Net expenses	84,996	77,782	-

Net income (loss)	$1,943,069	$(5,490,620)	$-
Net income (loss) per limited partnership unit	$5.60	$(28.06)	$-
Net income (loss) per weighted average limited partnership unit	$5.06	$(22.62)	$-
Weighted average limited partnership units outstanding	384,384	242,697	-

See accompanying notes to financial statements.

United States Heating Oil Fund, LP
Statements of Changes in Partners' Capital
For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007

	General Partner	Limited Partners	Total

Balances, at Inception	$-	$-	$-
Initial contribution of capital	20	980	1,000

Balances, at December 31, 2007	20	980	1,000
Addition of 400,000 partnership units	-	17,556,271	17,556,271
Redemption of 200,000 partnership units	(20)	(7,678,733)	(7,678,753)
Net loss	-	(5,490,620)	(5,490,620)

Balances, at December 31, 2008	-	4,387,898	4,387,898
Addition of 400,000 partnership units	-	10,194,128	10,194,128
Net income	-	1,943,069	1,943,069

Balances, at December 31, 2009	$-	$16,525,095	$16,525,095

Net Asset Value Per Unit
At April 13, 2007 (inception)	$-
At April 9, 2008 (commencement of operations)	$50.00
At December 31, 2008	$21.94
At December 31, 2009	$27.54

See accompanying notes to financial statements.

United States Heating Oil Fund, LP
Statements of Cash Flows
For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007

			Period from
	Year ended	Year ended	April 13, 2007 to
	December 31, 2009	December 31, 2008	December 31, 2007
Cash Flows from Operating Activities:
Net income (loss)	$1,943,069	$(5,490,620)	$-
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Increase in commodity futures trading account - cash	(215,635)	(1,541,092)	-
Unrealized (gain) loss on futures contracts	(1,157,462)	69,250	-
Increase in receivable from General Partner	(123,829)	(87,698)	-
(Increase) decrease in interest receivable	467	(1,125)	-
Increase in other assets	(181,699)	-	-
Increase in management fees payable	6,432	1,578	-
Increase in professional fees payable	124,956	100,794	-
Increase in brokerage commission fees payable	430	245	-
Increase in other liabilities	526	563	-
Net cash provided by (used in) operating activities	397,255	(6,948,105)	-

Cash Flows from Financing Activities:
Subscription of partnership units	10,194,128	17,556,271	1,000
Redemption of partnership units	-	(7,678,753)	-

Net cash provided by financing activities	10,194,125	9,877,518	1,000

Net Increase in Cash and Cash Equivalents	10,591,383	2,929,413	1,000

Cash and Cash Equivalents, beginning of period	2,930,413	1,000	-
Cash and Cash Equivalents, end of period	$13,521,796	$2,930,413	$1,000

See accompanying notes to financial statements.

United States Heating Oil Fund, LP
Notes to Financial Statements
For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007

NOTE 1 - ORGANIZATION AND BUSINESS

The United States Heating Oil Fund, LP (“USHO”) was organized as a limited partnership under the laws of the state of Delaware on April 13, 2007. USHO is a commodity pool that issues limited partnership units (“units”) that may be purchased and sold on the NYSE Arca, Inc. (the “NYSE Arca”). Prior to November 25, 2008, USHO’s units traded on the American Stock Exchange (the “AMEX”). USHO will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Amended and Restated Agreement of Limited Partnership dated as of March 7, 2008 (the “LP Agreement”). The investment objective of USHO is for the changes in percentage terms of its units’ net asset value to reflect the changes in percentage terms of the spot price of heating oil (also known as No. 2 fuel oil) for delivery to the New York harbor as measured by the changes in the price of the futures contract on heating oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month contract to expire, less USHO’s expenses. USHO accomplishes its objective through investments in futures contracts for heating oil, crude oil, gasoline, natural gas and other petroleum-based fuels that are traded on the NYMEX, ICE Futures or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and other heating oil-related investments such as cash-settled options on Futures Contracts, forward contracts for heating oil and over-the-counter transactions that are based on the price of heating oil, crude oil and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Heating Oil-Related Investments”). As of December 31, 2009, USHO held 186 Futures Contracts traded on the NYMEX.

USHO commenced investment operations on April 9, 2008 and has a fiscal year ending on December 31. United States Commodity Funds LLC (formerly known as Victoria Bay Asset Management, LLC) (the “General Partner”) is responsible for the management of USHO. The General Partner is a member of the National Futures Association (the “NFA”) and became a commodity pool operator registered with the Commodity Futures Trading Commission effective December 1, 2005. The General Partner is also the general partner of the United States Oil Fund, LP (“USOF”), the United States Natural Gas Fund, LP (“USNG”), the United States 12 Month Oil Fund, LP (“US12OF”) and the United States Gasoline Fund, LP (“UGA”), which listed their limited partnership units on the AMEX under the ticker symbols “USO” on April 10, 2006, “UNG” on April 18, 2007, “USL” on December 6, 2007 and “UGA” on February 26, 2008, respectively. As a result of the acquisition of the AMEX by NYSE Euronext, each of USOF’s, USNG’s, US12OF’s and UGA’s units commenced trading on the NYSE Arca on November 25, 2008. The General Partner is also the general partner of the United States Short Oil Fund, LP (“USSO”) and the United States 12 Month Natural Gas Fund, LP, which listed their limited partnership units on the NYSE Arca on September 24, 2009 and November 18, 2009, respectively. The General Partner has also filed registration statements to register units of the United States Brent Oil Fund, LP (“USBO”) and the United States Commodity Index Funds Trust (“USCI”).

USHO issues units to certain authorized purchasers (“Authorized Purchasers”) by offering baskets consisting of 100,000 units (“Creation Baskets”) through ALPS Distributors, Inc. (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the net asset value of a unit calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

In addition, Authorized Purchasers pay USHO a $1,000 fee for each order placed to create one or more Creation Baskets or redeem one or more baskets consisting of 100,000 units (“Redemption Baskets”). Units may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Units purchased or sold on a nationally recognized securities exchange are not purchased or sold at the net asset value of USHO but rather at market prices quoted on such exchange.

In April 2008, USHO initially registered 10,000,000 units on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”). On April 9, 2008, USHO listed its units on the AMEX under the ticker symbol “UHN”. On that day, USHO established its initial net asset value by setting the price at $50.00 per unit and issued 200,000 units in exchange for $10,001,000. USHO also commenced investment operations on April 9, 2008 by purchasing Futures Contracts traded on the NYMEX based on heating oil. As of December 31, 2009, USHO had registered a total of 10,000,000 units and had a total of 600,000 units outstanding.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Commodity futures contracts, forward contracts, physical commodities, and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statement of financial condition and in the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statement of operations. USHO earns interest on its assets denominated in U.S. dollars on deposit with the futures commission merchant at the 90-day Treasury bill rate. In addition, USHO earns interest on funds held at the custodian at prevailing market rates earned on such investments.

Brokerage Commissions

Brokerage commissions on all open commodity futures contracts are accrued on a full-turn basis.

Income Taxes

USHO is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss deductions or credits on his/her own income tax return.

Additions and Redemptions

Authorized Purchasers may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 100,000 units equal to the net asset value of the units calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

USHO receives or pays the proceeds from units sold or redeemed within three business days after the trade date of the purchase or redemption. The amounts due from Authorized Purchasers are reflected in USHO’s statement of financial condition as receivable for units sold, and amounts payable to Authorized Purchasers upon redemption are reflected as payable for units redeemed.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of USHO in proportion to the number of units each partner holds as of the close of each month. The General Partner may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Net Asset Value

USHO’s net asset value is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing the amount by the total number of units issued and outstanding. USHO uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) per Unit

Net income (loss) per unit is the difference between the net asset value per unit at the beginning of each period and at the end of each period. The weighted average number of units outstanding was computed for purposes of disclosing net income (loss) per weighted average unit. The weighted average units are equal to the number of units outstanding at the end of the period, adjusted proportionately for units redeemed based on the amount of time the units were outstanding during such period. There were no units held by the General Partner at December 31, 2009.

Offering Costs

Offering costs incurred in connection with the registration of additional units after the initial registration of units are borne by USHO. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs will be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires USHO’s management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

NOTE 3 - FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

General Partner Management Fee

Under the LP Agreement, the General Partner is responsible for investing the assets of USHO in accordance with the objectives and policies of USHO. In addition, the General Partner has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to USHO. For these services, USHO is contractually obligated to pay the General Partner a fee, which is paid monthly, that is equal to 0.60% per annum of average daily net assets.

Ongoing Registration Fees and Other Offering Expenses

USHO pays all costs and expenses associated with the ongoing registration of its units subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of units, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007, USHO incurred $288, $0 and $0, respectively, in registration fees and other offering expenses.

Directors’ Fees and Expenses

USHO is responsible for paying its portion of the directors’ and officers’ liability insurance of the General Partner and the fees and expenses of the independent directors of the General Partner who are also the General Partner’s audit committee members. USHO shares these fees and expenses with USOF, USNG, US12OF, UGA, USSO and US12NG based on the relative assets of each fund, computed on a daily basis. These fees and expenses for the calendar year 2009 amounted to a total of $433,046 for all funds and USHO’s portion of such fees and expenses was $644.80.   For the calendar year ended December 31, 2008 and the period from April 13, 2007 (inception) to December 31, 2007, these fees and expenses were $282,000 and $286,000, respectively, and USHO’s portion of such fees and expenses was $1,422 and $0, respectively.

Licensing Fees

As discussed in Note 4, USHO entered into a licensing agreement with the NYMEX on May 30, 2007. Pursuant to the agreement, USHO and the affiliated funds managed by the General Partner pay a licensing fee that is equal to 0.04% for the first $1,000,000,000 of combined assets of the funds and 0.02% for combined assets above $1,000,000,000. During the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007, USHO incurred $2,232, $2,772 and $0, respectively, under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with USHO’s audit expenses and tax accounting and reporting requirements are paid by USHO. These costs are approximately $160,000 for the year ended December 31, 2009.

Other Expenses and Fees and Expense Waivers.

In addition to the fees described above, USHO pays all brokerage fees and other expenses in connection with the operation of USHO, excluding costs and expenses paid by the General Partner as outlined in Note 4.

The General Partner, though under no obligation to do so, agreed to pay certain expenses, to the extent that such expenses exceed 0.15% (15 basis points) of USHO’s NAV, on an annualized basis. The General Partner has no obligation to continue such payment into subsequent periods.

NOTE 4 - CONTRACTS AND AGREEMENTS

USHO is party to a marketing agent agreement, dated as of March 10, 2008, with the Marketing Agent and the General Partner, whereby the Marketing Agent provides certain marketing services for USHO as outlined in the agreement. The fee of the Marketing Agent, which is borne by the General Partner, is equal to 0.06% on USHO’s assets up to $3 billion; and 0.04% on USHO’s assets in excess of $3 billion.

The above fees do not include the following expenses, which are also borne by the General Partner: the cost of placing advertisements in various periodicals; web construction and development; or the printing and production of various marketing materials.

USHO is also party to a custodian agreement, dated March 13, 2008, with Brown Brothers Harriman & Co. (“BBH&Co.”) and the General Partner, whereby BBH&Co. holds investments on behalf of USHO. The General Partner pays the fees of the custodian, which are determined by the parties from time to time. In addition, USHO is party to an administrative agency agreement, dated February 7, 2008, with the General Partner and BBH&Co., whereby BBH&Co. acts as the administrative agent, transfer agent and registrar for USHO. The General Partner also pays the fees of BBH&Co. for its services under this agreement and such fees are determined by the parties from time to time.

Currently, the General Partner pays BBH&Co. for its services, in the foregoing capacities, a minimum amount of $75,000 annually for its custody, fund accounting and fund administration services rendered to USHO and each of the affiliated funds managed by the General Partner, as well as a $20,000 annual fee for its transfer agency services. In addition, the General Partner pays BBH&Co. an asset-based charge of (a) 0.06% for the first $500 million of USHO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USSO’s and US12NG’s combined net assets, (b) 0.0465% for USHO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USSO’s and US12NG’s combined net assets greater than $500 million but less than $1 billion, and (c) 0.035% once USHO’s, USOF’s, USNG’s, US12OF’s, UGA’s, USSO’s and US12NG’s combined net assets exceed $1 billion. The annual minimum amount will not apply if the asset-based charge for all accounts in the aggregate exceeds $75,000. The General Partner also pays transaction fees ranging from $7.00 to $15.00 per transaction.

USHO has entered into a brokerage agreement with UBS Securities LLC (“UBS Securities”). The agreement requires UBS Securities to provide services to USHO in connection with the purchase and sale of Futures Contracts and Other Heating Oil-Related Investments that may be purchased and sold by or through UBS Securities for USHO’s account. The agreement provides that UBS Securities charge USHO commissions of approximately $7 per round-turn trade, plus applicable exchange and NFA fees for Futures Contracts and options on Futures Contracts.

On May 30, 2007, USHO and the NYMEX entered into a licensing agreement whereby USHO was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. The agreement has an effective date of April 10, 2006. Under the licensing agreement, USHO and the affiliated funds managed by the General Partner pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3.

USHO expressly disclaims any association with the NYMEX or endorsement of USHO by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 - FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

USHO engages in the trading of futures contracts and options on futures contracts (collectively, “derivatives”). USHO is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

USHO may enter into futures contracts and options on futures contracts to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery.

The purchase and sale of futures contracts and options on futures contracts require margin deposits with a futures commission merchant. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a futures commission merchant to segregate all customer transactions and assets from the futures commission merchant’s proprietary activities.

Futures contracts involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure USHO has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract.

All of the futures contracts currently traded by USHO are exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with over-the-counter transactions since, in over-the-counter transactions, USHO must rely solely on the credit of its respective individual counterparties. However, in the future, if USHO were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any. USHO also has credit risk since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, USHO bears the risk of financial failure by the clearing broker.

USHO’s cash and other property, such as U.S. Treasuries, deposited with a futures commission merchant are considered commingled with all other customer funds subject to the futures commission merchant’s segregation requirements. In the event of a futures commission merchant’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of a futures commission merchant could result in the complete loss of USHO’s assets posted with that futures commission merchant; however, the vast majority of USHO’s assets are held in Treasuries, cash and/or cash equivalents with USHO’s custodian and would not be impacted by the insolvency of a futures commission merchant. Also, the failure or insolvency of USHO’s custodian could result in a substantial loss of USHO’s assets.

USHO invests a portion of its cash in money market funds that seek to maintain a stable net asset value. USHO is exposed to any risk of loss associated with an investment in these money market funds. As of December 31, 2009 and 2008, USHO had deposits in domestic and foreign financial institutions, including cash investments in money market funds, in the amounts of $15,278,523 and $4,471,505, respectively. This amount is subject to loss should these institutions cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, USHO is exposed to a market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short. As both a buyer and a seller of options, USHO pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

USHO’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, USHO has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by USHO are reported in its statement of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

NOTE 6 - FINANCIAL HIGHLIGHTS

The following table presents per unit performance data and other supplemental financial data for the years ended December 31, 2009 and 2008 and the period from April 13, 2007 (inception) to December 31, 2007. This information has been derived from information presented in the financial statements.

			Period from
	Year ended December 31,	Year ended December 31,	April 13, 2007 to December 31,
	2009	2008	2007

Per Unit Operating Performance:

Net asset value, beginning of period	$21.94	$50.00	$-
Total income (loss)	5.82	(27.74)	-
Total expenses	(0.22)	(0.32)	-
Net increase (decrease) in net asset value	5.60	(28.06)	-
Net asset value, end of period	$27.54	$21.94	$-

Total Return	25.52%	(56.12)%	-%

Ratios to Average Net Assets
Total income (loss)	21.39%	(44.88)%	-%
Management fees	0.60%	0.60%*	-%
Total expenses excluding management fees	2.53%	1.28%*	-%
Expenses waived	(2.23)%	(1.00)%*	-%
Net expenses excluding management fees	0.30%	0.28%*	-%
Net income (loss)	20.49%	(45.52)%	-%
* Annualized

Total returns are calculated based on the change in value during the period. An individual limited partner’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from USHO.

NOTE 7 – QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for three-month periods ended March 31, June 30, September 30 and December 31, 2009 and 2008.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2009	2009	2009	2009
Total Income (Loss)	$(333,498)	$1,497,577	$(704,911)	$1,568,897
Total Expenses	32,978	38,026	45,639	179,880
Expense Waivers	(23,213)	(22,424)	(21,238)	(144,652)
Net Expenses	9,765	15,602	24,401	35,228
Net Income (Loss)	$(343,263)	$1,481,975	$(729,312)	$1,533,669
Net Income (Loss) per Unit	$(1.17)	$4.94	$(0.72)	$2.55

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
	2008	2008	2008	2008
Total Income (Loss)	$-	$3,670,075	$(4,841,808)	$(4,241,105)
Total Expenses	-	126,004	133,381	(93,905)
Expense Waivers	-	(90,700)	(99,537)	102,539
Net Expenses	-	35,304	33,844	8,634
Net Income (Loss)	$-	$3,634,771	$(4,875,652)	$(4,249,739)
Net Income (Loss) per Unit	$-	$13.13	$(17.31)	$(23.88)

NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

Effective January 1, 2008, USHO adopted Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”).  ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement.  The changes to past practice resulting from the application of ASC 820 relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of USHO (observable inputs) and (2) USHO’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs).  The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall in different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following tables summarize the valuation of USHO’s securities at December 31, 2009 and 2008 using the fair value hierarchy:

At December 31, 2009	Total	Level I	Level II	Level III

Short-Term Investments	$11,797,709	$11,797,709	$-	$-
Exchange-Traded Futures Contracts
United States Contracts	1,088,212	1,088,212	-	-

At December 31, 2008	Total	Level I	Level II	Level III

Short-Term Investments	$2,085,667	$2,085,667	$-	$-
Exchange-Traded Futures Contracts
United States Contracts	(69,250)	(69,250)	-	-

Effective January 1, 2009, USHO adopted the provisions of Accounting Standards Codification 815 – Derivatives and Hedging (“ASC 815”), which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

		At December 31, 2009	At December 31, 2008
Derivatives not	Statement of
Accounted for as	Financial
for as Hedging	Condition
Instruments	Location	Fair Value	Fair Value
Futures - Commodity Contracts	Assets	$1,088,212	$(69,250)

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended		For the year ended
		December 31, 2009		December 31, 2008
	Location of	Realized	Change in	Realized	Change in
Derivatives not	Gain or (Loss)	Gain or (Loss)	Unrealized	Gain or (Loss)	Unrealized
Accounted for as	on Derivatives	on Derivatives	Gain or (Loss)	on Derivatives	Gain or (Loss)
for as Hedging	Recognized	Recognized	Recognized	Recognized	Recognized
Instruments	in Income	in Income	in Income	in Income	in Income

Futures -	Realized gain (loss) on	$855,423	$-	$(5,497,804)	$-
Commodity Contracts	closed futures contracts

	Change in unrealized	$-	$1,157,462	$-	$(69,250)
gain (loss) on open
futures contracts

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board released Accounting Standards Codification 815 – Derivatives and Hedging (“ASC 815”). ASC 815 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses on, derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. USHO adopted ASC 815 on January 1, 2009.

In January 2010, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2010-06 “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 clarifies existing disclosure and requires additional disclosures regarding fair value measurements. Effective for interim and annual reporting periods beginning after December 15, 2009, entities will be required to disclose significant transfers into and out of Level 1 and 2 measurements in the fair value hierarchy and the reasons for those transfers. Effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years, entities will need to disclose information about purchases, sales, issuances and settlements of Level 3 securities on a gross basis, rather than as a net number as currently required. The General Partner is currently evaluating the impact ASU No. 2010-06 will have on the financial statement disclosures.

NOTE 10 – SUBSEQUENT EVENTS

USHO has performed an evaluation of subsequent events through March 30, 2010, which is the date the financial statements were available to be issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.